PART B -- ISSUE FEE TRANSMITTAL

Complete and mail this form, together with
applicable fees, to:                              Box ISSUE FEE
                                                  Assistant Commissioner for
                                                    Patents
                                                  Washington, D.C. 20231


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MAILING INSTRUCTIONS: This form should be used for transmitting the ISSUE FEE.           Note: The certificate of mailing below can
Blocks 1 through 4 should be completed where appropriate. All further                    only be used for domestic mailings of the
correspondence including the Issue Fee Receipt, the Patent, advance orders and           Issue Fee Transmittal. This certificate
notification of maintenance fees will be mailed to the current correspondence            cannot be used for any other accompanying
address as indicated unless corrected below or directed otherwise in Block 1,            papers. Each additional paper, such as an
by (a) specifying a new correspondence address; and/or (b) indicating a separate         assignment or formal drawing, must have its
"FEE ADDRESS" for maintenance fee notifications.                                         own certificate of mailing.

                                                                                                    Certificate of Mailing
CURRENT CORRESPONDENCE ADDRESS (Note: Legibly mark-up with any corrections or
use Block 1)                                                                             I hereby certify that this Issue Fee
                                                                                         Transmittal is being deposited with the
020451                             LM61/0902                                             United States Postal Service with
GRANT R CLAYTON                                                                          sufficient postage for first class mail in
CLAYTON HOWARTH & CANNON, PC                                                             an envelope addressed to the Box Issue Fee
P O BOX 1909                                                                             address above on the date indicated below.
SANDY UT 84091-1909
                                                                                                                  (Depositor's name)
                                                                                         -------------------------------------------

                                                                                                                  (Signature)
                                                                                         -------------------------------------------

                                                                                                                  (Date)
                                                                                         -------------------------------------------
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
APPLICATION NO.          FILING DATE              TOTAL CLAIMS             EXAMINER AND GROUP ART UNIT             DATE MAILED

08/737,201               01/24/97                  030                       FREJD, R             2763              09/02/99

First Named
Applicant           CHARLES,            35 USC 154(b) term ext. =     0 DAYS.


TITLE OF
INVENTION           SYSTEM AND METHOD FOR EXPANSION OF A COMPUTER
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
ATTY'S DOCKET NO.   CLASS-SUBCLASS      BATCH NO.     APPLN. TYPE          SMALL ENTITY        FEE DUE             DATE DUE
2 T-2844.US         395-500.460         B02           UTILITY              YES                 $605.00             12/02/99
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
1. Change of correspondence address or indication of        2. For printing on the patent front page, list    1 COHEN & SMITH
   "Fee Address" (37 CFR 1.363). Use of PTO form(s)         (1) the names of up to 3 registered patent
   and Customer Number are recommended, but not             attorneys or agents OR, alternatively, (2) the    2 ______________
   required.                                                name of a single firm (having as a member
                                                            a registered attorney or agent) and the names     3 ______________
|X| Change of correspondence address (or Change of          of up to 2 registered patent attorneys or
    Correspondence Address form PTO/SB/122)                 agents. If no name is listed, no name will be
    attached.                                               printed.
|X| "Fee Address" indication (or "Fee Address"
    Indication form PTO/SB/47) attached.
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
3. ASSIGNEE NAME AND RESIDENCE DATA TO BE PRINTED ON THE PATENT (print or type)        4a. The following fees are enclosed (make
   PLEASE NOTE: Unless an assignee is identified below; no assignee data will              check payable to Commissioner of Patents
   appear on the patent. Inclusion of assignee data is only appropriate when an            and Trademarks):
   assignment has been previously submitted to the PTO or is being submitted
   under separate cover. Completion of this form is NOT a substitute for filing            |X| Issue Fee
   an assignment.                                                                          | | Advance Order - # of Copies ________
   (A) NAME OF ASSIGNEE
       CNF Technologies, Inc.                                                          4b. The following fees or deficiency in these
   (B) RESIDENCE: (CITY & STATE OR COUNTRY)                                                fees should be charged to:
       Scottsdale, AZ                                                                      DEPOSIT ACCOUNT NUMBER _________________
   Please check the appropriate assignee category indicated below (will not be             (ENCLOSE AN EXTRA COPY OF THIS FORM)
   printed on the patent)                                                                  | | Issue Fee
   | | Individual  |X| corporation or other private group entity  | | government           | | Advance Order - # of Copies ________
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The COMMISSIONER OF PATENTS AND TRADEMARKS IS requested to apply the Issue
Fee to the application identified above.

(Authorized Signature)                                      (Date)

 Burton Scheiner  /s/ Burton Scheiner                       12-2-99

NOTE: The Issue Fee will not be accepted from anyone other than the applicant; a registered attorney or agent; or the assignee or other party in interest as shown by the records of the Patent and Trademark Office.

Burden Hour Statement: This form is estimated to take 0.2 hours to complete. Time will vary depending on the needs of the individual case. Any comments on the amount of time required to complete this form should be sent to the Chief Information Officer, Patent and Trademark Office, Washington, D.C. 20231. DO NOT SEND FEES OR COMPLETED FORMS TO THIS ADDRESS. SEND FEES AND THIS FORM TO: Box Issue Fee, Assistant Commissioner for Patents, Washington, D.C. 20231

Under the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number.

                           TRANSMIT THIS FORM WITH FEE

PTOL-85B (REV. 10-96) Approved for use through 06/30/99. OMB 0651-0033

                        Patent and Trademark Office; U.S. DEPARTMENT OF COMMERCE

                                           UNITED STATES DEPARTMENT OF COMMERCE
                                [LOGO]     Patent and Trademark Office

                     NOTICE OF ALLOWANCE AND ISSUE FEE DUE

020451                          LM61/0902
GRANT R CLAYTON
CLAYTON HOWARTH & CANNON, PC
P O BOX 1909
SANDY UT 84091-1909

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
---------------------------------------------------------------------------------------------
  APPLICATION NO.   FILING DATE   TOTAL CLAIMS   EXAMINER AND GROUP ART UNIT    DATE MAILED
---------------------------------------------------------------------------------------------
    08/787,201       01/24/97          030           FREJD, R        2763        09/02/99
---------------------------------------------------------------------------------------------
  FIRST NAMED
  APPLICANT       CHARLES               35 USC 154(b) term ext.  =  0 Days.
---------------------------------------------------------------------------------------------
TITLE OF
INVENTION     SYSTEM AND METHOD FOR EXPANSION OF A COMPUTER
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
---------------------------------------------------------------------------------------------
  ATTY'S DOCKET NO.  CLASS-SUBCLASS  BATCH NO.  APPLN. TYPE  SMALL ENTITY  FEE DUE  DATE DUE
---------------------------------------------------------------------------------------------
   2  T-2844.US        395-500.460              B02     UTILITY      YES   $605.00  12/02/99
---------------------------------------------------------------------------------------------
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THE APPLICATION IDENTIFIED ABOVE HAS BEEN EXAMINED AND IS ALLOWED FOR ISSUANCE
AS A PATENT. PROSECUTION ON THE MERITS IS CLOSED.

THE ISSUE FEE MUST BE PAID WITHIN THREE MONTHS FROM THE MAILING DATE OF THIS NOTICE OR THIS APPLICATION SHALL BE REGARDED AS ABANDONED. THIS STATUTORY PERIOD CANNOT BE EXTENDED.

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HOW TO RESPOND TO THIS NOTICE:
I.  Review the SMALL ENTITY status shown above.
    If the SMALL ENTITY is shown as YES, verify your             If the SMALL ENTITY is shown as NO:
    current SMALL ENTITY status:

    A. If the status is changed, pay twice the amount of the
       FEE DUE shown above and notify the Patent and             A. Pay FEE DUE shown above, or
       Trademark Office of the change in status, or
    B. If the status is the same, pay the FEE DUE shown
       above.                                                    B. File verified statement of Small Entity Status before, or with, payment of 1/2 the FEE DUE shown above.

II. Part B-Issue Fee Transmittal should be completed and returned to the Patent and Trademark Office (PTO) with your
    ISSUE FEE. Even is the ISSUE FEE has already been paid by charge to deposit account, Part B Issue Fee Transmittal should be completed and returned. If you are charging the ISSUE FEE to your deposit account, section "4b" of Part
    B-Issue Fee Transmittal should be completed and an extra copy of the form should be submitted.

    All communications regarding this application must give application number and batch number.
    Please direct all communications prior to issuance to Box ISSUE FEE unless advised to the contrary.

IMPORT REMINDER: Utility patents issuing on applications filed on or after Dec. 12, 1980 may require payment of maintenance fees. It is patentee's responsibility to ensure timely payment of maintenance fees when due.
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                                   YOUR COPY
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
??96) Approved for use through 06/30/99. (0651-0033)            *U.S. GPO: 1998-437 639/80023
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/ / Notice of References Cited, PTO-892

/ / Information Disclosure Statement(s), PTO-1449, Paper No(s). ________________

/X/ Notice of Draftsperson's Patent Drawing Review, PTO-948

/ / Notice of Informal Patent Application, PTO-152